For more information:
John Scanlon
Intersections Inc.
703.488.6100
intxinvestorrelations@intersections.com

Intersections Inc. Reports Fourth Quarter and 2006 Results; Fourth Quarter Revenue Increases 27% and 2006 Full Year Revenue Increases 22% from 2005.

CHANTILLY, Va. – February 28, 2006 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter and year ended December 31, 2006. Revenue for the fourth quarter of 2006 was $54.7 million compared to $55.3 million for the third quarter of 2006 and $43.2 million for the quarter ended December 31, 2005. Revenue for the year ended December 31, 2006 increased 21.7 percent to $201.1 million compared to 2005 revenue of $165.2 million. Net income for the quarter ended December 31, 2006 was $639 thousand, compared to $2.6 million for the quarter ended September 30, 2006 and $4.0 million for the quarter ended December 31, 2005. Net income for the year ended December 31, 2006 was $9.4 million, compared to $12.5 million for the year ended December 31, 2005, a decrease of 24.3 percent. Diluted earnings per share (“EPS”) were $0.04 for the fourth quarter of 2006 and $0.54 for the year ended December 31, 2006, compared to $0.23 for the fourth quarter of 2005 and $0.70 for the year ended December 31, 2005.

Fourth quarter and full year 2006 pre-tax earnings were impacted by several items during the fourth quarter:

•	We incurred approximately $1.2 million in previously announced severance payments to former senior executives, plus an additional $300 thousand related to organizational consulting services related to these changes.

•	We experienced an increase in the rate of credit card declines at one of our clients due to changes in the manner in which the client administers third party products, which resulted in a negative impact of approximately $1.4 million to pre tax income. This increase in decline rates occurred simultaneously with a systems conversion implementation at the client, and was originally believed to be the result of conversion errors. As a result, we continued providing service to these customers throughout the fourth quarter and into the beginning of 2007, while working with the client to investigate and address the causes of the increased decline rates. In the first quarter of 2007, we successfully collected approximately $490 thousand dollars in revenue by re-billing the impacted customers. We also expect to cancel service to approximately 250 to 300 thousand subscribers from this client, and have made adjustments to our going forward assumptions on credit card decline rates associated with this client.

“Despite the surprise we faced in the fourth quarter at a major client, we are pleased with our overall performance for the year in 2006. We delivered very strong revenue growth and continued strong cash flow generation while positioning the company for the future.” said Chairman and Chief Executive Officer, Michael Stanfield. “We are especially pleased with the strategic moves we executed in 2006, including the acquisition of Chartered Marketing Services, Inc. the creation of our Screening International, LLC joint venture, the reorganization of our management team, the agreement on amendments or new contracts with our major clients and the addition of a major financial institution client. We believe we are well positioned to capitalize on opportunities in our markets to drive future revenue and earnings growth and shareholder value.”

Our financial results include American Background Information Services, Inc. (ABI) for the period January 1, 2005 through May 30, 2006, and Screening International, LLC (SI), our joint venture that combined ABI with Control Risks Group Holdings Limited’s (CRG) background screening business, for the period May 31, 2006 through December 31, 2006. Our financial results also include Chartered Marketing Services, Inc. (CMSI), which we acquired on July 3, 2006. CMSI’s results are not separately reported.

Financial highlights are as follows:

Fourth Quarter 2006 Financial Highlights:

•	Total subscribers for our Consumer Products and Services segment increased to approximately 4.63 million as of December 31, 2006, compared to approximately 3.66 million as of December 31, 2005, an increase of 26.4 percent. Subscriber additions in the fourth quarter of 2006 were approximately 861 thousand.

•	Total revenue for the fourth quarter of 2006 was $54.7 million, including $6.8 million from SI, compared to $55.3 million, including $7.5 million from SI, for the third quarter of 2006, and $43.2 million for the fourth quarter of 2005, including $3.4 million from ABI.

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, decreased to $30.9 million for the fourth quarter of 2006 from $31.8 million for the third quarter of 2006, and increased from $27.7 million for the fourth quarter of 2005. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as subscription revenue, net of marketing and commissions associated with subscription revenue normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•	Depreciation and amortization expense for the fourth quarter of 2006 was $2.7 million compared to $2.9 million for the third quarter of 2006 and $1.8 million for the fourth quarter of 2005.

•	Income before income taxes and minority interest was $890 thousand for the fourth quarter of 2006, including a pre tax loss of $554 thousand for SI, compared to $4.6 million for the third quarter of 2006, including income before income taxes and minority interest of $570 thousand for SI, and $6.3 million including $273 thousand of income before income taxes and minority interest for ABI for the fourth quarter of 2005.

Year End Results:

•	Total revenue increased 21.7 percent to $201.1 million, for the year ended December 31, 2006, including $24.1 million from SI, from $165.2 million including $13.9 million from ABI, for the comparable period in 2005.

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 15.3 percent to $118.4 million for the year ended December 31, 2006, from $102.6 million for the comparable period in 2005.

•	Depreciation and amortization expense for the year ended December 31, 2006 was $10.0 million compared to $6.5 million for the year ended December 31, 2005.

•	Income before income taxes and minority interest decreased 21.8 percent to $15.9 million for the year ended December 31, 2006, including $1.1 million from SI, from $20.2 million for the year ended December 31, 2005, including $971 thousand from ABI. Income before income taxes and minority interest for the year ended December 31, 2005 included a software impairment charge recognized during the first quarter of 2005 of approximately $1.5 million that was due primarily to the decision to revise our development approach for our small business product in an effort to accelerate its launch while reducing our overall investment in the project.

•	Net income was $9.4 million, or $0.54 per diluted share, for the year ended December 31, 2006, compared to $12.5 million, or $0.70 per diluted share, for the year ended December 31, 2005.

•	Cash flow provided by operations for the year ended December 31, 2006 was $17.9 million.

Intersections’ quarter and year end December 31, 2006 results will be discussed in more detail on February 28, 2007 at 5:00 pm EST via teleconference. A live audio webcast will be available on Intersections’ Web site at www.intersections.com or www.fulldisclosure.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from 7:00 p.m. Wednesday, February 28, through 11:59 p.m. Friday, March 2, 2007, at 888-286-8010, or if you are based internationally at, +1-617-801-6888 (Passcode: 28986718).

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company has no intention and undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc.

Intersections Inc. (NASDAQ: INTX) is a leading provider of branded and fully customized identity management solutions. By integrating its technology solutions with its comprehensive services, Intersections safeguards more than 5 million customers, who are primarily received through marketing partnerships and consumer-direct marketing of the company’s Identity Guard® brand. Intersections also provides consumer-oriented insurance and membership products through marketing partnerships with the major mortgage servicers in the United States as well as other financial institutions through its subsidiary, Chartered Marketing Services, Inc. Additionally, through majority-owned Screening International LLC, Intersections provides pre-employment background screening services domestically and internationally in partnership with Control Risks Group Limited of the United Kingdom. Learn more about Intersections Inc. at www.intersections.com/aboutus.asp.

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                           Three Months Ended                     Year Ended
                                                             December 31,                        December 31,
                                                           ------------------                    ------------
                                                                   (in thousands, except per share data)

                                                       2006                 2005            2006              2005
                                                       ----                 ----            ----              ----
Revenue                                          $    54,733             $  43,219        $ 201,051        $ 165,171
Operating expenses:
   Marketing                                           6,720                 5,025           25,173           19,646
   Commissions                                         7,779                 6,479           25,786           26,687
   Cost of revenue                                    20,972                15,174           75,188           57,351
   General and administrative                         15,417                 8,879           49,978           34,518
   Depreciation and amortization                       2,719                 1,826           10,018            6,457
   Impairment of software development                     --                    --               --            1,515
                                                      ------              --------           ------           ------
Total operating expenses                              53,607                37,383          186,143          146,174
                                                      ------              --------           ------           ------

Income from operations                                 1,126                 5,836           14,908           18,997
Interest (expense)/income, net                           (86)                  397              780            1,183
Other (expense)/income, net                             (150)                   31              173               37
                                                      ------              --------           ------           ------

Income before income taxes and minority interest         890                 6,264           15,861           20,217

Income tax expense                                      (392)               (2,268)          (6,328)          (7,747)
                                                      ------              --------           ------           ------

Income before minority interest                          498                 3,996            9,533           12,470

Minority Interest                                        141                    --              (97)              --
                                                      ------              --------           ------           ------

Net income                                            $  639              $  3,996           $9,436        $  12,470
                                                      ======              ========           ======           ======

Net income per basic share                            $ 0.04              $   0.24           $ 0.56        $    0.73

Net income per diluted share                          $ 0.04              $   0.23           $ 0.54        $    0.70

Weighted average common shares outstanding            16,843                16,776           16,770           17,002
Dilutive effect of common stock equivalents              966                   644              836              813
                                                      ------               -------           ------         --------
Weighted average common shares outstanding -
assuming dilution                                     17,809                17,420           17,606           17,815

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                                      December 31,          December 31,
                                                                         2006                   2005
                                                                     ------------           ------------
                                                                                   (in thousands)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                           $ 15,580                $ 17,555
  Short-term investments                                                10,453                  34,087
  Accounts receivable, net                                              22,369                  14,746
  Prepaid expenses and other current assets                              5,241                   3,071
  Income tax receivable                                                  2,113                      --
  Notes receivable                                                         750                      --
  Deferred subscription solicitation costs                              11,786                   8,818
                                                                     ---------                --------
           Total current assets                                         68,292                  78,277

PROPERTY AND EQUIPMENT--Net                                             21,699                  20,653
GOODWILL                                                                66,663                  16,741
INTANGIBLE ASSETS                                                       12,388                   1,325
OTHER ASSETS                                                            10,425                   6,191
                                                                     ---------                --------
TOTAL ASSETS                                                       $   179,467                $123,187
                                                                     =========                ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable                                                     $     3,333 $                    --
  Current obligations under capital leases                               1,176                   1,370
  Accounts payable                                                       5,193                   3,863
  Accrued expenses and other current liabilities                        15,690                   8,480
  Accrued payroll and employee benefits                                  7,073                   3,094
  Commissions payable                                                    1,194                   1,966
  Deferred revenue                                                       5,292                   3,888
  Income tax payable                                                        --                   1,116
  Deferred tax liability                                                 2,483                   2,007
                                                                     ---------                --------
           Total current liabilities                                    41,434                  25,784

NOTE PAYABLE                                                            11,667                      --
OBLIGATIONS UNDER CAPITAL LEASES--Less current portion                   1,637                   2,797
OTHER LONG-TERM LIABILITIES                                                551                     292
DEFERRED TAX LIABILITY                                                   8,152                   1,370

Minority Interest                                                       11,450                      --

STOCKHOLDERS' EQUITY:

Common stock                                                               178                     176
Additional paid-in capital                                              95,462                  93,357
Treasury stock, 965,000 shares at cost                                  (8,600)                 (8,600)
Retained earnings                                                       17,447                   8,011
Accumulated other comprehensive loss                                        89                      --
                                                                     ---------                --------

           Total stockholders' equity                                  104,576                 92,944
                                                                     ---------                --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  179,467             $  123,187
                                                                     =========                ========

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

                                                                                               Year Ended
                                                                                              December 31,
                                                                                          2006               2005
                                                                                          ----               ----
                                                                                             (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                           $    9,436          $ 12,470
Adjustments to reconcile net income to net cash provided by operating activities
      Depreciation and amortization                                                        10,113             6,457
      Amortization of gain from sale leaseback                                               (95)                --
      Loss on disposal of fixed asset                                                         54                 15
      Minority interest                                                                       97                 --
      Amortization of debt issuance cost                                                      31                 --
      Increase in allowance for doubtful accounts                                             33                 19
      Tax benefit of stock options exercised                                                  --                784
      Deferred income tax                                                                  2,142              2,418
      Stock based compensation                                                             1,121                 20
      Amortization of deferred subscription solicitation costs                            21,175             21,714
      Impairment of software development costs                                                --              1,515
      Changes in assets and liabilities:
         Accounts receivable                                                              (3,998)            (4,795)
         Prepaid expenses and other current assets                                           129               (294)
         Income tax receivable                                                            (2,341)
         Deferred subscription solicitation costs                                        (20,583)           (21,347)
         Other assets                                                                     (4,085)            (5,807)
         Accounts payable                                                                 (2,154)               183
         Accrued expenses and other current liabilities                                    3,921              1,969
         Accrued payroll and employee benefits                                             2,932                888
         Commissions payable                                                                (771)                34
         Income tax payable                                                               (1,115)             1,116
         Deferred revenue                                                                  1,403                197
         Other long-term liabilities                                                         452                 41
                                                                                       ---------           --------
           Net cash provided by operating activities                                      17,897             17,597
                                                                                       ---------           --------

NET CASH PROVIDED BY INVESTING ACTIVITIES:

 Net investments sold                                                                     23,634              6,084
 Investment - Screening International                                                      1,710                 --
 Investment - Chartered Marketing Services Incorporated                                  (50,609)                --
 Acquisition of property and equipment                                                    (8,331)           (10,552)
 Proceeds from sale leaseback                                                                 --              1,243
                                                                                       ---------           --------
           Net cash used in investing activities                                         (33,596)            (3,225)
                                                                                       ---------           --------

NET CASH PROVIDED BY FINANCING ACTIVITIES:
  Options exercised                                                                          471              1,143
  Tax benefit of stock options exercised                                                     514                 --
  Proceeds from note                                                                      15,000                 --
  Capital lease payments                                                                  (1,391)            (1,387)
  Note receivable                                                                           (750)                --
  Debt issuance costs                                                                       (261)                --
                                                                                       ---------           --------
  Repurchase of treasury stock                                                                --             (8,600)

           Net cash provided by (used in)  financing activities                           13,583             (8,844)
                                                                                       ---------           --------

EFFECT OF EXCHANGE RATE ON CASH                                                              141                 --

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                          (1,975)             5,528
CASH AND CASH EQUIVALENTS--Beginning of period                                            17,555             12,027
                                                                                       ---------           --------
CASH AND CASH EQUIVALENTS--End of period                                              $   15,580          $  17,555
                                                                                       =========           ========

INTERSECTIONS INC.
OTHER DATA
(Unaudited)

                                                                 Three Months Ended                   Year Ended
                                                                    December 31,                     December 31,
                                                                 ------------------                  ------------
                                                                               (dollars in thousands)

                                                              2006             2005             2006             2005
                                                              ----             ----             ----             ----
   Subscribers at beginning of period                       4,327,739      3,413,299         3,659,975         2,885,223
      New subscribers - indirect                              583,657        620,776         2,459,032         2,180,964
      New subscribers - direct                                276,902        149,173         1,168,002           700,297
      Cancelled subscribers within first 90
         days of subscription                                 204,744        188,217           887,629           845,522
      Cancelled subscribers after first 90
         days of subscription                                 357,723        335,056         1,773,549         1,260,987
                                                            ---------      ---------         ---------         ---------
   Subscribers at end of period                             4,625,831      3,659,975         4,625,831         3,659,975
                                                            =========      =========         =========         =========

      Indirect subscribers                                       68.8%          67.5%             68.8%             67.5%
      Direct subscribers                                         31.2           32.5              30.2              32.5

                                                                100.0%         100.0%            100.0%            100.0%
                                                            =========      =========         =========         =========

   *Cancellations within first 90 days of subscription           23.8%          24.4%             21.9%             27.6%
   **Cancellations after first 90 days of subscription           27.7%          25.9%             27.7%             25.9%

   ***Overall retention                                          63.5%          63.5%             63.5%             63.5%

   Percentage of revenue from indirect marketing
      arrangements to total subscription revenue                 39.7%          36.6%             40.7%             33.8%

   Percentage of revenue from direct marketing
     arrangements to total subscription revenue                  60.3           63.4              59.3              66.2
                                                            ---------      ---------         ---------         ---------

   Total subscription revenue                                   100.0%         100.0%            100.0%            100.0%
                                                            =========      =========         =========         =========

   Total revenue                                            $  54,733      $  43,219         $201,051          $ 165,171
                                                                                                                  (16,263)
      Revenue from transactional sales                         (9,324)        (4,014)         (31,702)
      Revenue from lost/stolen credit card registry               (20)           (20)             (81)               (77)
                                                            ---------      ---------         ---------         ---------
   Subscription revenue                                        45,389         39,185          169,268             148,831
                                                            =========      =========         =========         =========

   Marketing and commissions                                   14,499         11,504           50,959             46,333
      Commissions paid on transactional sales                      (6)           (21)             (30)              (105)
      Commissions paid on lost/stolen credit card registry         (9)            (6)             (31)               (36)
                                                            ---------      ---------         ---------         ---------
   Marketing and commissions associated with                   14,484         11,477           50,898             46,192
                                                            =========      =========         =========         =========
      subscription revenue

   Subscription revenue, net of marketing and
   commissions associated with subscription revenue         $  30,905       $ 27,708        $ 118,370          $ 102,639
                                                            =========      =========         =========         =========

* Percentage of cancellation with in the first 90 days to new subscribers

** Percentage of the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days

*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period

Contact:

Intersections Inc.

John Scanlon

(703) 488-6100

intxinvestorrelations@intersections.com